COOPERATIVE BANKSHARES, INC. ANNOUNCES FOURTH QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., November 16, 2007--Cooperative Bankshares, Inc. (NASDAQ: "COOP"), announced that on November 15, 2007 the Board of Directors declared the 2007 fourth quarter dividend of $0.05 per share. The dividend is payable on or about January 17, 2008, to stockholders of record as of January 2, 2008.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina and one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.



                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181